                                                              Exhibit 10.4


                    FIRST AMENDMENT TO CONSULTING AGREEMENT

     This First Amendment to Consulting Agreement (the "Amendment") is executed effective as of the 22nd day of February, 2000, by and between Autologous Wound Therapy, Inc., a Delaware corporation ("AWT"), and The Kriegsman Group, a sole proprietorship based in California and owned by Steven Kriegsman, an individual and a resident of the State of California (collectively "Kriegsman").

                                  WITNESSETH:

     WHEREAS, as of January 12, 2000 AWT and Kriegsman entered into a Consulting Agreement (the "Agreement"), a copy of which is attached hereto as
Exhibit 1; and

     WHEREAS, AWT and Kriegsman wish to amend certain provisions of the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Kriegsman has introduced to AWT a potential senior management team led by Jim Cour of Baxter International, Inc. (the "Baxter Team"). AWT and the Baxter Team are presently in negotiations regarding the terms and conditions upon which the Baxter Team will join AWT. The Baxter Team consists of Jim Cour and other persons from senior management at Baxter International, Inc. or persons who had previously served in senior management roles at Baxter International, Inc.

     2. Upon Jim Cour or other members of the Baxter Team joining AWT as senior management (the "New Management Event"), Kriegsman shall be deemed to have earned and shall immediately receive the 150,000 options due Kriegsman pursuant to paragraph 3(c)(ii)(A) of the Agreement.

     3. Upon the New Management Event occurring Kriegsman shall be deemed to have satisfied the performance objectives set forth in paragraph 5 of the Agreement, such that the Agreement shall not be subject to termination prior to the conclusion of its 36 month term.

     4. If a total of two or more members of the Baxter Team, and/or persons acquainted with or proposed by the Baxter Team, accept appointment to AWT's board of directors, then Kriegsman shall be deemed to have earned and shall immediately receive the 125,000 options due Kriegsman pursuant to paragraph 3(c)(ii)(B) of the Agreement, without regard to whether Kriegsman introduced such persons to AWT.

     5. If, on or after a New Management Event, a merger, sale, acquisition or strategic alliance occurs, then in such event Kriegsman shall be deemed to have carried and shall receive the compensation due Kriegsman pursuant to paragraph 3(e) of the Agreement, without regard to whether Kriegsman arranged such transaction.

     6. In all other respects the Agreement shall remain in full force and effect. Any inconsistency between this Amendment and the Agreement shall be resolved in favor of the terms of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year aforesaid.


                                      Autologous Wound  Therapy, Inc,



                                      By: /s/ Dennis G. Hendren
                                         ---------------------------------
                                              Dennis G. Hendren

                                      The Kriegsman Group

                                      By: /s/ illegible
                                         ---------------------------------



                                       2